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                LASALLE INVESTMENT MANAGEMENT (SECURITIES), L.P.

                              AMENDED AND RESTATED

                                 CODE OF ETHICS
                        Effective as of February 13, 2005

I.      Introduction

The following policies and procedures (collectively, the "Procedures") have been adopted by LaSalle Investment Management (Securities), L.P. ("LaSalle"), an investment adviser registered under the Investment Advisers Act of 1940, as amended, to foster compliance with applicable federal statutes and regulatory requirements, to ensure that actions taken are in the best interests of LaSalle's clients and to eliminate transactions suspected of being in conflict with the best interests of LaSalle's clients, including with respect to securities trading by LaSalle "Access Persons".

The Chairman of LaSalle's general partner shall appoint a Securities Trading Committee (the "Committee") which shall have the responsibility for interpreting these Procedures and for determining whether a violation of these Procedures has occurred. The Committee shall follow the procedures set forth in Section V of this Code; and, in the event it determines that a violation has occurred, the Committee shall take such action as it deems appropriate. In addition, the Chairman of LaSalle's general partner shall appoint a Senior Compliance Officer, and any questions regarding these Procedures should be referred to the Senior Compliance Officer. A listing of Committee members is set forth in Exhibit A.

II.     Definitions

For purposes of these Procedures, the following terms shall have the meanings set forth below:

A.      "Beneficial Ownership" means:

        1. the receipt of benefits substantially equivalent to those of ownership through relationship, understanding, agreement, contract or other arrangements; or

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        2.      the power to vest ownership in oneself at once or at some future time.

        Generally a person will be regarded as having a direct or indirect beneficial ownership interest in securities held in the name of himself, his spouse, minor children who live with him, and any other relative (parents, adult children, brothers, sisters, etc.) whose investments he directs or controls, whether the person lives with him or not. Exhibit B to these Procedures provides a more complete description of beneficial ownership as well as examples of beneficial ownership.

B. "Access Person" means any officer, director, employee or general partner of LaSalle who makes any recommendation, who participates in the determination of which recommendation shall be made, or whose functions or duties relate to the determination of which recommendation shall be made, or who, in connection with his or her duties, obtains any information concerning which securities are being recommended prior to the effective dissemination of such recommendations or of the information concerning such recommendations; and any of the following persons who obtain information concerning securities recommendations being made by such investment adviser prior to the effective dissemination of such recommendations or of the information concerning such recommendations: (i) any person in a control relationship to the investment adviser; (ii) any affiliated person of such controlling person, and (iii) any affiliated person of such affiliated person.

C. "Restricted Security" means any Security issued by an issuer whose primary business is investments in real estate; provided, however, the following Securities will not be Restricted Securities even if they are issued by, or represent indirect investments in securities of, issuers whose primary business is investments in real estate:

        (i)     Securities issued or guaranteed by the U.S. Government;

        (ii) Money Market instruments, such as banker's acceptances, certificates of deposit or repurchase agreements;

        (iii) Securities issued by an open-end or closed end investment company;

        (iv)    Securities issued by Jones Lang LaSalle Incorporated;

        (v)     Options on a foreign currency; or

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        (vi)    Securities acquired upon exercise of rights issued by an issuer pro rata to all holders of a class of its securities to the extent such rights are acquired from such issuer, and sales of such rights so acquired.

D. "Security" means any note, stock, treasury stock, bond, debenture, shares of any open-end or closed-end investment company or fund advised or subadvised by LaSalle ("Advised Mutual Fund Shares"), evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, or in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

E. "Supervised Person" means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of LaSalle, or other person who provides investment advice on behalf of LaSalle and is subject to the supervision and control of LaSalle.

F. "Advised Mutual Fund Shares" means shares in any mutual fund for which LaSalle acts as an adviser pursuant to a written advisory agreement.

III.    Prohibitions and Restrictions

The Committee has determined that the following:

A.      Transactions in Restricted Securities.

        1. No Supervised Person, including those who have not been deemed Access Persons, may personally acquire a Beneficial Ownership in a Restricted Security.

        2. No Supervised Person, including those who have not been deemed Access Persons, shall cause or attempt to cause or participate in the decision to cause client accounts to acquire or dispose of any Security (including any option, warrant or other right or interest relating to such Security) of a company with respect to which such Access Person has obtained material, inside information.

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B.      Transactions in Advised Mutual Fund Fund Shares.

No transactions may be made in any Advised Mutual Fund Shares, except through a designated representative of the manager of the advised or subadvised open-end or closed-end investment company or fund. Any Supervised Person who wishes to transact in any Advised Mutual Fund Shares must advise the fund manager, or its designee, of their status as an employee of LaSalle prior to entering into any transaction.

Supervised Persons (i) must pre-clear any purchase or sale of any Advised Mutual Fund Shares with the Senior Compliance Officer, of his designee, and (ii) may not purchase and sell, or sell and purchase, shares in any Advised Mutual Fund Shares within 60 calendar days; provided, however, that the Senior Compliance Officer may make exceptions to this prohibition on a case-by-case basis in situations where no abuse is involved, and the equities strongly support an exception.

C.      Boards of Directors

No Access Person shall serve as a director of another company which issues Restricted Securities. Notwithstanding the foregoing, if an Access Person is a director of a company which issues Restricted Securities as of the date these Procedures are adopted or is the director of a company which becomes the issuer of Restricted Securities after such Access Person has already become a director of such company, such Access Person may continue to serve as such director as long as such Access Person resigns as such director as soon as reasonably possible; provided, however, such Access Person shall not participate in any discussions within LaSalle regarding that company as long as such Access Person continues to serve as a director of that company.

D. Purchase of New Issues During the Initial Public Offering or in a Limited Offering

No Access Person may purchase, or cause a member of his or her "immediate family" to purchase, (i) a new issue of securities (other than securities issued by investment companies) during the initial public offering thereof or (ii) securities that are issued in a private placement, i.e., pursuant to an exemption from registration under Sections 4(2) or 4(6) or Rules 504, 505 or 506 under the Securities Act of 1933. This prohibition may be waived by the Senior Compliance Officer in response to a written request, provided that applicable regulatory requirements are met. For this purpose, "immediate family" includes parents, mother-in-law or father-in-law, husband or wife, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in-law and

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children, including stepchildren and descendants. In addition, such term includes any other person who is supported to a material extent by the Access Person.

E.      Compliance with Laws

All supervised persons shall comply with applicable federal securities laws, including, but not limited to the Invesment Advisers Act of 1940, as amended, and the Securities Exchange Act of 1934, as amended.

IV.     Personal Securities Trading

A.      Holdings Reports

Within 10 days of becoming an Access Person, each Access Person shall supply the Senior Compliance Officer with an Initial Holdings Report identifying all active brokerage accounts in which the Access Person has a beneficial ownership interest (e.g., brokerage accounts in the name of the Access Person, his or her spouse and minor children, adults living in his or her household and in the name of trusts for which the Access Person is a trustee or in which the Access Person has a beneficial ownership interest). Additionally, the Initial Holdings Report must contain the title, number of shares and principal amount of each Security as of the date the person became an Access Person and the date the report was submitted. The required format for the Initial Holdings Report is set forth in Exhibit C.

Each Access Person is required to update his or her list and to provide an updated list to the Senior Compliance Officer at the time the Access Person opens any new brokerage account with respect to which he or she has a beneficial ownership interest.

B.      Annual Holdings Reports

Within 30 days of each calendar year-end, each Access Person shall supply the Senior Compliance Officer with an Annual Holdings Report identifying all active brokerage accounts in which the Access Person has a direct or indirect beneficial ownership interest showing information as of the calendar year-end. Such report shall contain the title, number of shares and principal amount of each Security in which the access person had a direct or indirect beneficial ownership interest and the date the report was submitted. The required format for the Annual Holdings Report is set forth in Exhibit C.

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C.      Quarterly Transaction Reports

Each Access Person is required to furnish a Quarterly Transaction Report, in the form of Exhibit D attached hereto, to the Senior Compliance Officer, no later than 10 days after the end of each calendar quarter. The transaction report shall state whether the transaction was a purchase or sale and shall include the name of the Security, the date of the transaction, quantity, price, the name of the broker-dealer through which the transaction was effected and the date the report was submitted.

V.      Administrative Procedures

A.      Distribution of these Procedures

The Senior Compliance Officer shall maintain a list of those persons who are deemed Access Persons and shall periodically remind the Access Persons that they are subject to the terms of these Procedures. Each Supervised Person, including Access Persons, shall be given a copy of these Procedures. Promptly thereafter, each such Supervised Person shall file a statement, in the form of Exhibit E attached hereto, with the Senior Compliance Officer indicating that he or she has read and understands these Procedures and agrees to be bound by them. In addition, each Supervised Person shall file a statement in the form of Exhibit E for any amendments to these Procedures. On an annual basis, the Senior Compliance Officer shall send a notice to all Access Persons reminding them of their obligations to comply with these Procedures.

B.      Reporting of Violations of These Procedures

It shall be the responsibility of each Supervised Person to promptly report any violation of these procedures to the Senior Compliance Officer.

C.      Record keeping Responsibilities

The Senior Compliance Officer shall be responsible for maintaining custody of the following records in an easily accessible place for a period of five years:

        . A copy of each Code of Ethics for the organization that is currently in effect, or at any time within the past five years was in effect;

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        .       A copy of each report and duplicate confirmation supplied to the
                Senior Compliance Officer pursuant to the requirements of
                Section IV of these Procedures;

        . A record of all persons, currently or within the past five years, who are or were deemed Access Persons;

        . A record of all persons, currently or within the past five years, who are or were responsible for reviewing the reports required under Section IV of these Procedures;

        . A written record of each violation of these Procedures and a written record of any action taken as a result of each such violation;

        . A record of any decision and the reasons supporting the decision, to approve the acquisition by an Access Person of Securities under Section III. C of this Code; and

        . All Supervised Person's statements referred to in Section V.A. of these Procedures.

D.      Monitoring of Securities Transactions of Access Persons

The Holdings Reports, duplicate confirmations and transaction reports supplied to the Senior Compliance Officer pursuant to Section IV of these Procedures shall be reviewed by the Senior Compliance Officer in order to monitor compliance with these Procedures. The Holdings Reports, duplicate confirmations and transaction reports supplied by the Chief Compliance Officer shall be reviewed by the Chief Investment Officer. Any approvals required for transactions undertaken by the Chief Compliance Officer shall be obtained from the Chief Investment Officer.

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                                    EXHIBITS

Exhibit A - Securities Trading Committee

Exhibit B - Beneficial Ownership

Exhibit C - Holdings Report

Exhibit D - Quarterly Transaction Report / Access Persons Stock Transactions

Exhibit E - Code of Ethics Acknowledgment

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                                                                       Exhibit A

               SECURITIES TRADING COMMITTEE OF LASALLE INVESTMENT
                         MANAGEMENT (SECURITIES), L.P.

        Meetings of the Committee may be called by the Senior Compliance Officer or any member of the Committee when such person believes that a possible violation of these Procedures has occurred or that the Committee should meet for other purposes, such as to consider interpretations of or changes to these Procedures. A majority of the members of the Committee will constitute a quorum, provided, that the Senior Compliance Officer must be present in order to have a quorum. A majority of the members present at a meeting constitutes the vote required for any action taken by the Committee.

        Members of the Committee are as follows:

        Stanley Kraska, Jr. - Senior Compliance Officer

        Gordon G. Repp

        Lynn C. Thurber

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                                                                       Exhibit B

                              BENEFICIAL OWNERSHIP

A.      General Description of Beneficial Ownership

As used in the Procedures, "beneficial ownership will be interpreted in the same manner as it would be in determining whether a person is subject to Section 16 of the Securities Exchange Act of 1934, except that the determination of such ownership shall apply to all securities, including equity securities. For the purpose of that Act, "beneficial ownership" means:

        . the receipt of benefits substantially equivalent to those of ownership through relationship, understanding, agreement, contract or other arrangements; or

        . the power to vest such ownership in oneself at once, or at some future time.

Using the above general definition as abroad guidelines, the ultimate determination of "beneficial ownership" will be made in light of the facts of the particular case. Key factors are the degree of the individual's ability to exercise control over the security and the ability of the individual to benefit from the proceeds of the security. Employees are encouraged to seek the advice of the Senior Compliance Officer if they have any questions concerning whether or not they have beneficial ownership of any security.

B.      General Rules

        1.      Securities Held by Family Members

As a general rule, a person is regarded as the beneficial owner of securities held in his or her name, as well as the name of his or her spouse and their minor children. These relationships ordinarily confer to the holders benefits substantially equivalent to ownership. In addition, absent countervailing facts, it is expected that securities held by relatives who share the same home as the reporting person will be reported as beneficially owned by such person.

        2.      Securities Held by a Corporation or Partnership

Generally, ownership of securities in a company (i.e., corporation, partnership, etc.) does not constitute beneficial ownership with respect to the holdings of the company in the securities of

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another issuer. However, an owner of securities issued by a company will be deemed to have beneficial ownership in the securities holdings of the company where:

        . the company is merely a medium through which one or several persons in a small group invest or trade in securities:

        . the owner owns 25% or more of the outstanding voting securities of, or a 25% or more equity interest in, the company; and

        .       the company has no other substantial business.

In such cases, the person or persons who are in a position of control of the company are deemed to have a beneficial ownership interest in the securities of the company.

        3.      Securities Held in Trust

Beneficial ownership of securities in a private trust includes:

        . the ownership of securities as a trustee where either the trustee or members of his "immediate family" have a vested interest in the income or corpus of the trust;

        .       the ownership of a vested beneficial interest in a trust; and

        . the ownership of securities as a settlor of a trust in which the settlor has the owner to revoke the trust without obtaining the consent of all beneficiaries.

As used in this section, the "immediate family" of a trustee means:

        . parents, mother-in-law or father-in-law, husband or wife, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in-law and children, including stepchildren and descendants.

For the purpose of determining whether any of the foregoing relations exists, a legally adopted child of a person shall be considered a child of such person by blood.

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ANNUAL HOLDINGS REPORT                                                 Exhibit C

                                   12/31/2004
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Name                               As of Date           Date Submitted

This is an Initial / Annual Holdings Report. (Circle One)

I have a beneficial ownership interest*
in the following brokerage account:     ----------------------  ----------------
                                        Name of Broker-Dealer   Account Number

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                                         Ticker                Market  Market
Type / Title of Security                 Symbol     Quantity    Price   Value
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Prepare a separate report for each brokerage account. Based on this and all attached reports, I have identified all brokerage accounts and all Securities in which I have a beneficial ownership interest. I understand that I must notify the Senior Compliance Officer at the time any new brokerage accounts are opened.

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Signature of Employee

*Brokerage accounts in which you have a beneficial ownership interest include, for example, your own accounts, as well as accounts of your spouse or minor children, adults living in your home and trusts for which you are a trustee or in which you have a beneficial ownership interest.

KEEP A COPY OF THIS FORM FOR YOUR RECORDS

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                                                                       Exhibit D

         QUARTERLY TRANSACTION REPORT/ACCESS PERSON STOCK TRANSACTIONS

Employee Name
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Date Submitted
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Title of   Date of       Transaction   Number of            Principal    Name of
Security   Transaction   Type          Shares       Price   Amount       Broker
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                                                                       Exhibit E

                          CODE OF ETHICS ACKNOWLEDGMENT

I have read the Code of Ethics of LaSalle Investment Management (Securities) Limited, amended and restated as of February 13, 2005 and understand the requirements thereof and will comply with such requirements.

Dated:                                    Signature:
       --------------------------                    ---------------------------

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                                                     Please print your name here